UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 30, 2005

Semtech Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road Camarillo, California	93012-8790
(Address of Principal Executive Offices)	(Zip Code)

805-498-2111

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 30, 2005, Semtech Corporation completed a written Settlement Agreement with American Manufacturers Mutual Insurance Company (“AMM”) and Lumbermens Mutual Casualty Company (“LMCC”) under which Semtech will receive $1 million in settlement of claims brought against AMM and LMCC in a lawsuit regarding insurance coverage for a customer dispute settled in March 2003.

With this settlement, there are two other insurance companies remaining as defendants in the lawsuit that seeks to recover, among other things, the $12 million Semtech paid to the customer to resolve the dispute.

The Settlement Agreement contains mutual releases with respect to the lawsuit and underlying insurance claims, provides for a stipulated dismissal of AMM and LMCC from the lawsuit, and contains certain covenants by Semtech regarding its actions with respect to the continuing case against certain of its other insurers and with respect to AMM and LMCC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date July 7, 2005	SEMTECH CORPORATION

	By:	/s/ David G. Franz, Jr.
David G. Franz, Jr.
Chief Financial Officer